                                                                       EXHIBIT 8

                                                                November 7, 1994

Southern National Corporation
200 West Second Street
Winston-Salem, North Carolina 27101

BB&T Financial Corporation
223 West Nash Street
Wilson, North Carolina 27893

                      MERGER OF BB&T FINANCIAL CORPORATION
                       INTO SOUTHERN NATIONAL CORPORATION
                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Gentlemen:

  We have acted as counsel to Southern National Corporation ("SNC") in connection with the proposed merger of BB&T Financial Corporation ("BB&T") into SNC (the "Holding Company Merger"). In the Holding Company Merger, each outstanding share of BB&T common stock (except shares held by dissenting shareholders) is to be converted into 1.45 shares of SNC common stock. Any BB&T shareholder who becomes entitled to a fractional share of SNC common stock as a result of the Holding Company Merger will receive cash from SNC in lieu of the fractional share. Any shareholder exercising dissenter's rights will have the right to receive cash for his shares of BB&T common stock. BB&T has no stock outstanding other than common stock.

  Shortly after the Holding Company Merger, (a) Southern National Bank of North Carolina ("SNBNC"), a wholly-owned, first-tier subsidiary of SNC, is to merge (the "NC Bank Merger") into Branch Banking and Trust Company ("BB&T-NC"), a wholly-owned first-tier subsidiary of BB&T that will become a wholly-owned, first-tier subsidiary of SNC as a result of the Holding Company Merger, and (b) Southern National Bank of South Carolina ("SNBSC"), a wholly-owned, first-tier subsidiary of SNC, is to merge (the "SC Bank Merger") into Branch Banking and Trust Company of South Carolina ("BB&T-SC"), a wholly-owned, second-tier subsidiary of BB&T that will become a wholly-owned, second-tier subsidiary of SNC as a result of the Holding Company Merger (collectively the "Bank Mergers" and individually a "Bank Merger"). All the stock of BB&T-SC is owned by BB&T Financial Corporation of South Carolina ("BB&T Financial-SC"), a wholly-owned, first-tier subsidiary of BB&T that will become a wholly-owned, first-tier subsidiary of SNC as a result of the Holding Company Merger. BB&T-NC, BB&T-SC, and BB&T Financial-SC will not issue any stock to SNC in the Bank Mergers.

  You have requested our opinion concerning certain federal income tax consequences of the Holding Company Merger and the Bank Mergers. In giving this opinion we have reviewed the Agreement and Plan of Reorganization dated July 29, 1994, and amended and restated as of October 22, 1994, between BB&T and SNC; the Plan of Merger relating to the Holding Company Merger; the Agreements of Merger relating to the Bank Mergers; the Form S-4 Registration Statement under the Securities Act of 1933 relating to the Holding Company Merger (the "S-4"); and such other documents as we have considered necessary. In addition, we have assumed the following:

  1. The fair market value of the SNC common stock (including any fractional share interest) received by a BB&T shareholder in exchange for BB&T common stock will be approximately equal to the fair market value of the BB&T common stock surrendered in the exchange.

  2. None of the compensation received by any shareholder-employee of BB&T will be separate consideration for, or allocable to, any shares of BB&T common stock; none of the shares of BB&T common stock received by any shareholder-employee in the Holding Company Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

  3. The payment of cash in lieu of fractional shares of SNC common stock is solely for the purpose of avoiding the expense and inconvenience to SNC of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Holding Company Merger to BB&T shareholders in lieu of fractional shares of SNC common stock will not exceed one percent of the total consideration that will be issued in the Holding Company Merger to the BB&T shareholders in exchange for their BB&T common stock.

  4. No share of BB&T common stock has been or will be redeemed in anticipation of the Holding Company Merger, and BB&T has not made and will not make any extraordinary distribution with respect to its stock in anticipation of the Holding Company Merger.

  5. SNC has no plan or intention to reacquire any of its stock issued in the Holding Company Merger or to make any extraordinary distribution with respect to such stock.

  6. There is no plan or intention by BB&T shareholders to sell, exchange, or otherwise dispose of a number of shares of SNC common stock received in the Holding Company Merger that would reduce the BB&T shareholders' ownership of SNC common stock to a number of shares having a fair market value, as of the effective date of the Holding Company Merger, of less than 50 percent of the fair market value of all of the formerly outstanding BB&T common stock as of the same date. For this purpose, shares of BB&T common stock surrendered by dissenters or exchanged for cash in lieu of fractional shares of SNC common stock are treated as outstanding BB&T common stock on the effective date of the Holding Company Merger. Moreover, shares of BB&T common stock and shares of SNC common stock held by BB&T shareholders and otherwise sold, redeemed, or disposed of before or after the Holding Company Merger are considered in making the above determination.

  7. Following the Holding Company Merger, SNC will continue the historic business of BB&T or use a significant portion of BB&T's historic business assets in a business.

  8. The liabilities of BB&T that will be assumed by SNC and the liabilities, if any, to which the transferred assets of BB&T are subject were incurred by BB&T in the ordinary course of business.

  9. There is no intercorporate indebtedness existing between BB&T and SNC that was issued or acquired or will be settled at a discount.

  10. Neither SNC nor any subsidiary of SNC (a) has transferred or will transfer cash or other property to BB&T or any subsidiary of BB&T for less than fair market value consideration in anticipation of the Holding Company Merger or the Bank Mergers or (b) has made or will make any loan to BB&T or any subsidiary of BB&T in anticipation of the Holding Company Merger or the Bank Mergers.

  11. On the effective date of the Holding Company Merger, the fair market value of the assets of BB&T transferred to SNC will exceed the sum of BB&T's liabilities assumed by SNC plus the amount of liabilities, if any, to which the transferred assets are subject.

  12. SNC has no plan or intention to sell or otherwise dispose of any of the assets of BB&T acquired in the Holding Company Merger.

  13. SNC, SNBNC, SNBSC, BB&T, BB&T-NC, BB&T Financial-SC, BB&T-SC, and the shareholders of BB&T will pay their respective expenses, if any, incurred in connection with the Holding Company Merger and the Bank Mergers, except that SNC nd BB&T each will pay one half of the fees of Lehman Brothers and one half of all printing costs.

  14. For each of SNC, SNBNC, SNBSC, BB&T, BB&T-NC, BB&T Financial-SC, and BB&T-SC, not more than 25 percent of the fair market value of its adjusted total assets consists of stock and securities of any one issuer, and not more than 50 percent of the fair market value of its adjusted total assets consists of stock and securities of five or fewer issuers. For purposes of the preceding sentence, (a) a corporation's adjusted total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (b) a corporation's adjusted total assets exclude stock and securities issued by any subsidiary at least 50 percent of the voting power or 50 percent of the total fair market value of the stock of which is owned by the corporation, but the corporation s treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any subsidiary, and (c) all corporations that are members of the same "controlled group" within the meaning of section 1563(a) of the Internal Revenue Code (the "Code") are treated as a single issuer.

  15. At all times during the five-year period ending on the effective date of the Holding Company Merger, the fair market value of all of BB&T's United States real property interests was and will have been less than 50 percent of the total fair market value of (a) its United States real property interests,
(b) its interests in real property located outside the United States, and (c) its other assets used and held for use in a trade or business. For purposes of the preceding sentence, (x) United States real property interests include all interests (other than an interest solely as a creditor) in real property and associated personal property (such as movable walls and furnishings) located in the United States or the Virgin Islands and interests in any corporation) owning any United States real property interest, (y) BB&T is treated as owning its proportionate share (based on the relative fair market value of its ownership interest to all ownership interests) of the assets owned by any controlled corporation or any partnership, trust, or estate in which BB&T is a partner or beneficiary, and (z) any such entity in turn is treated as owning its proportionate share of the assets owned by any controlled corporation or any partnership, trust, or estate in which the entity is a partner or beneficiary. As used in the paragraph, "controlled corporation" means any corporation at least 50 percent of the fair market value of the stock of which is owned by BB&T, in the case of a first-tier subsidiary of BB&T, or by a controlled corporation, in the case of a lower-tier subsidiary.

  16. Any shares of SNC common stock received in exchange for shares of BB&T common stock that (a) were acquired in connection with the performance of services, including stock acquired through the exercise of an option or warrant acquired in connection with the performance of services, and (b) are subject to a substantial risk of forfeiture within the meaning of section 83(c) of the Code will be subject to substantially the same risk of forfeiture after the Holding Company Merger.

  17. No outstanding BB&T common stock acquired in connection with the performance of services was or will have been acquired within six months before the effective date of the Holding Company Merger by any person subject to section 16(b) of the Securities Exchange Act of 1934 other than pursuant to an option granted more than six months before the effective date of the Holding Company Merger.

  18. Neither BB&T, SNBNC, nor SNBSC has filed, or holds any asset subject to, a consent pursuant to section 341(f) of the Code and regulations thereunder.

  19. Neither BB&T, SNBNC, nor SNBSC is a party to, or holds any asset subject to, a "safe harbor lease" under former section 168(f)(8) of the Code and regulations thereunder.

  20. No share of SNBNC stock or of SNBSC stock has been or will be redeemed in anticipation of the Bank Mergers, and neither SNBNC nor SNBSC has made or will make any extraordinary distribution with respect to its stock in anticipation of the Bank Mergers.

  21. Neither BB&T-NC, BB&T-SC, nor BB&T Financial-SC has any plan or intention to reacquire any of its outstanding stock or to make any extraordinary distribution with respect to such stock.

  22. Following each of the Bank Mergers, BB&T-NC and BB&T-SC will continue the historic business of SNBNC or of SNBSC, as appropriate, or will use a significant portion of the historic business assets of SNBNC or of SNBSC, as appropriate, in a business.

  23. The liabilities of SNBNC or of SNBSC that will be assumed by BB&T-NC or BB&T-SC, as appropriate, and the liabilities, if any, to which the transferred assets of SNBNC or of SNBSC are subject were incurred by SNBNC or SNBSC, as appropriate, in the ordinary course of business.

  24. There is no intercorporate indebtedness existing between SNBNC and BB&T-NC, or between SNBSC and BB&T-SC or BB&T Financial-SC, that was issued or acquired or will be settled at a discount.

  25. With respect to each Bank Merger, on the Bank Merger's effective date, the adjusted federal income tax basis and the fair market value of the assets of SNBNC or of SNBSC that are transferred to BB&T-NC or BB&T-SC, as appropriate, each will exceed the sum of the liabilities of SNBNC or of SNBSC that are assumed by BB&T-NC or BB&T-SC, as appropriate, plus the amount of liabilities, if any, to which the transferred assets are subject.

  26. BB&T-SC will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by SNBSC immediately before the SC Bank Merger. For this purpose, amounts paid by SNBSC for its expenses related to the SC Bank Merger and any redemptions and distributions (except for regular, normal dividends) made by SNBSC in connection with the SC Bank Merger will be included as assets of SNBSC held immediately before the SC Bank Merger.

  27. BB&T-SC has outstanding only one class of stock, and BB&T Financial-SC owns all the outstanding shares of such shares of such class. Following the Bank Merger, BB&T-SC will not issue additional shares of its stock that would result in BB&T Financial-SC's owning less than 80 percent of the total combined voting power of all classes of BB&T-SC's voting stock or less than 80 percent of each class of BB&T-SC's nonvoting stock.

  28. There is no plan or intention to liquidate BB&T-SC, to merge BB&T-SC into another corporation, to sell or otherwise dispose of any stock of BB&T-SC, or (except for dispositions made in the ordinary course of business) to sell or otherwise dispose of any of the assets of SNBSC acquired in the Bank Merger.

  29. There is no plan or intention to liquidate BB&T-NC, to merge BB&T-NC into another corporation, to sell or otherwise dispose of any stock of BB&T-NC, or (except for dispositions made in the ordinary course of business) to sell or otherwise dispose of any of the assets of SNBNC acquired in the Bank Merger.

  30. SNC has no plan or intention to sell or otherwise dispose of any stock of BB&T Financial-SC, except that SNC might cause BB&T Financial-SC to merge into SNC.

  On the basis of the foregoing, and assuming that (a) with respect to any nonresident alien or foreign entity that is or has been a more-than-five-percent shareholder of BB&T, BB&T will comply with applicable statement and notification requirements of Treasury Regulation (S) 1.897-2(g) & (h), and (b) the Holding Company Merger and the Bank Mergers will be consummated in accordance with the Plan of Merger relating to the Holding Company Merger and the Agreements of Merger relating to the Bank Mergers, respectively, we are of the opinion that (under existing law) for federal income tax purposes:

  1. The Holding Company Merger will be a reorganization within the meaning of section 368(a)(1)(A) of the Code.

  2. BB&T will not reorganize gain or loss in the Holding Company Merger (a) on the transfer or its assets to SNC in exchange for SNC common stock and the assumption of BB&T's liabilities or (b) on the constructive distribution of SNC common stock to BB&T shareholders.

  3. SNC will not recognize gain or loss in the Holding Company Merger on the acquisition of BB&T's assets in exchange for SNC common stock and the assumption of BB&T's liabilities.

  4. A BB&T shareholder will not recognize gain or loss on the exchange of his shares of BB&T common stock for shares of SNC common stock (including any fractional share interest) in the Holding Company Merger.

  5. The basis of shares of SNC common stock (including any fractional share interest) received by a BB&T shareholder in the Holding Company Merger will be the same as the basis of the shares of BB&T common stock exchanged therefor.

  6. The holding period for the shares of SNC common stock (including any fractional share interest) received by a BB&T shareholder in the Holding Company Merger will include the holding period for the shares of BB&T common stock exchanged therefor, if such shares of BB&T common stock are held as a capital asset on the effective date of the Holding Company Merger.

  7. Cash received by a BB&T shareholder in lieu of a fractional share of SNC common stock will be treated as having been received as full payment in exchange for such fractional share pursuant to section 302(a) of the Code.

  8. Each of the Bank Mergers will be a reorganization within the meaning of section 368(a)(1)(A) of the Code.

  9. SNBNC will not recognize gain or loss in the NC Bank Merger (a) on the transfer of its assets to BB&T-NC in exchange for the assumption of liabilities and in constructive exchange for BB&T-NC stock or (b) on the constructive distribution of BB&T-NC stock to SNC.

  10. BB&T-NC will not recognize gain or loss in the NC Bank Merger on the acquisition of the assets of SNBNC in exchange for the assumption of liabilities and in constructive exchange for BB&T-NC stock.

  11. SNC will not recognize gain or loss on the constructive exchange of SNBNC stock for BB&T-NC stock in the NC Bank Merger.

  12. The basis of the shares of BB&T-NC stock held by SNC will be increased by the basis of the shares of SNBNC stock outstanding immediately before the NC Bank Merger.

  13. SNBSC will not recognize gain or loss in the SC Bank Merger (a) on the transfer of its assets to BB&T-SC in exchange for the assumption of liabilities and in constructive exchange for either BB&T-SC stock or BB&T Financial-SC stock or (b) on the constructive distribution of either BB&T-SC stock or BB&T Financial-SC stock to SNC.

  14. BB&T-SC will not recognize gain or loss in the SC Bank Merger on the acquisition of the assets of SNBSC in exchange for the assumption of liabilities and in constructive exchange for either BB&T-SC stock or BB&T Financial-SC stock.

  15. BB&T Financial-SC will not recognize gain or loss (a) on the acquisition by BB&T-SC of SNBSC's assets in exchange for the assumption of SNBSC's liabilities and in constructive exchange for either BB&T Financial-SC stock or BB&T-SC stock or (b) on the constructive contribution, if any, of BB&T-SC stock by SNC to BB&T Financial-SC.

  16. SNC will not recognize gain or loss (a) on the constructive exchange of SNBSC stock for either BB&T-SC stock or BB&T Financial-SC stock in the SC Bank Merger or (b) on the constructive contribution, if any, of BB&T-SC stock to BB&T Financial-SC.

  17. The basis of the shares of BB&T Financial-SC stock held by SNC will be increased by the basis of the shares of SNBSC stock outstanding immediately before the SC Bank Merger.

  We are also of the opinion that the material federal income tax consequences of the Holding Company Merger are fairly summarized in the S-4 under the headings "Summary--Federal Income Tax Consequences of the Merger" and "The Merger--Certain Federal Income Tax Consequences." We consent to the use of this opinion as an exhibit to the S-4 and to the reference to this firm under such headings. In giving this consent, we do not admit that we are within the category of persons whose consent is required by section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                          Very truly yours,

                                          /s/ Hunton & Williams